UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005

AmeriCredit Automobile Receivables Trust 2004-1

(Exact name of registrant as specified in its charter)

Delaware	333-105878-05	27-6019651
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

c/o AmeriCredit Financial Services, Inc. 801 Cherry Street, Suite 3900 Fort Worth, TX 76102		76102
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (817) 302-7000

Former name or former address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written cummunications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                                 Other Events

Information relating to distributions to Noteholders for the December 2004 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class B Asset Backed Notes, Class C Asset Backed Notes, Class D Asset Backed Notes, and Class E Asset Backed Notes (collectively, the “Notes”) issued by the Registrant.  The performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Servicer’s Certificate for the referenced Collection Period. Both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of June 9, 2004 between the Registrant, AFS SenSub Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, Systems & Services Technologies, Inc., as Backup Servicer and JPMorgan Chase Bank, as Trust Collateral Agent (the “Agreement”).

Item 9.01                                                 Financial Statements, Exhibits

Exhibit No.	Exhibit
99.1	Servicer’s Certificate for the December 2004 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 2004-1

By:  AmeriCredit Financial Services, Inc., as Servicer

/s/	Preston Miller
Preston Miller
Chief Financial Officer
and Treasurer

January 10, 2005

EXHIBIT INDEX

Exhibit

99.1	Servicer’s Certificate for the December 2004 Collection Period relating to the Notes issued by the Registrant.